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                                                                   EXHIBIT 10.80


                       WORKING CAPITAL ASSURANCE AGREEMENT
                              (EVANSVILLE, INDIANA)

         THIS AGREEMENT is made as of the 30th day of January, 1998, by and among BALANCED CARE CORPORATION, a Delaware corporation, with a principal place of business at 5021 Louise Drive, Suite 200, Mechanicsburg, PA 17055 ("BCC") and AHP OF [INDIANA], INC., an [Indiana corporation, with a principal place of business at 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado 80111 (the "Lessor").

                              W I T N E S S E T H:

         WHEREAS, BCC and American Health Properties, Inc., a Delaware corporation ("AHP"), have entered into a Facility Agreement dated as of January 30, 1998 (the "FACILITY AGREEMENT") whereby Lessor will acquire certain "Land" (as defined in the Lease referred to below) and fund development of a "Project" thereon, all on the terms and subject to the conditions set forth in the Facility Agreement; and

         WHEREAS, pursuant to the Facility Agreement and to fulfill a condition to Lessor's obligations to acquire the Land and develop the Project (i) Assisted Care Operators of Anderson, LLC, a Delaware limited liability company (the "LESSEE") has, concurrently herewith executed and delivered that certain Lease and Security Agreement, of even date herewith (the "LEASE"), relating to the Land and the other "PROPERTY" more fully described in the Lease, (ii) the Members (as defined in Appendix 1 to the Shortfall Agreement) BCC and Lessee have executed and delivered a Shortfall Funding Agreement dated of even date herewith (the "SHORTFALL Agreement"), (iii) Lessee, Balanced Care and AHP have executed and delivered a Deposit Pledge Agreement dated of even date herewith (the "DEPOSIT PLEDGE") pursuant to which Lessee has or will deposit $600,000 into the Working Capital Reserve (as defined in the Shortfall Agreement) to fund certain start up and operational losses anticipated in connection with the Project. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as ascribed to such terms in the Lease; and

         WHEREAS, pursuant to the Facility Agreement and to fulfill a condition to Lessor's obligations to acquire the Land and develop the Project, Lessor and BCC Development and Management Company, Inc., a Delaware corporation ("Developer") have entered into a Development Agreement of even date herewith (the "Development Agreement") for the purpose of developing the Project to result in the construction of a complete and licensed assisted living facility on the Property (the "FACILITY"); and

         WHEREAS, pursuant to the Facility Agreement and to fulfill a condition to Lessor's obligations to acquire the Land and develop the Project, Lessee and BCC at _______, Inc., a Delaware corporation (the "Manager") have entered into a Management Agreement of even date herewith (the "Management Agreement") for the operation and management of the Facility; and

         WHEREAS, the Developer and the Manager are wholly-owned subsidiaries of BCC; and


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         WHEREAS, pursuant to the Facility Agreement and to fulfill a condition to Lessor's obligations to acquire the Land and develop the Project, and as additional security for the payment and performance all of the obligations of Lessee under the Lease, including without limitation the timely, faithful and full payment of Rent, as defined in the Lease (the "Lease Obligations"), the Lessor has requested the execution and delivery of this Agreement; and

         WHEREAS, because of the significant interest of BCC in the funding of the development of the Project and the Facility and the success and economic viability of the Facility, BCC is entering into this Agreement to provide Lessor , among other things, with assurance that it will fund all Shortfalls (as hereinafter defined) upon depletion of the Working Capital Reserve (as hereinafter defined).

         NOW THEREFORE, for good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged and in consideration of the covenants and agreements set forth herein, the parties hereto, intending to be fully and legally bound, agree as follows:

         1. Subject to the terms of Section 4 hereof, from the date hereof until the complete payment and performance of the Lease Obligations, BCC unconditionally agrees to loan to the Lessee, sufficient funds, by means of working capital loans (collectively, the "Working Capital Loans"), to pay and satisfy the amount by which the Lessee's cash requirements to meet its obligations (including, without limitation, operating expenses, debt service and the Lease Obligations) due and payable during any month exceed the gross revenues received by the Lessee during such month (the "Shortfall"). Subject to the provisions of Section 2(a) of this Agreement, such Working Capital Loans shall be made pursuant to the Shortfall Agreement (or, if Lessor so demands, shall be advanced to Lessor directly as required to satisfy any outstanding Lease Obligations and, in the event of any such advance, BCC shall be conclusively deemed to have advanced such payment to the Lessee as a Working Capital Loan with Lessee having used the net proceeds thereof to pay the Lease Obligations), but repayment of such Working Capital Loans shall in all events be subject to the rights of Lessor as more fully provided in that certain Subordination and Standstill Agreement of even date herewith (the "Subordination Agreement") between BCC and Lessor.

         2.       (a)      Subject to the terms of Section 4 hereof, whether or
not there has occurred or is continuing any default, breach of condition or failure to satisfy any condition under the Shortfall Agreement, BCC shall, without further direction, advance to the Lessee the amount equal to the Shortfall in a timely fashion so that the Lessee is able to meet all of its working capital obligations (including, without limitation, the Lease Obligations) when due. Without limiting the generality of foregoing, BCC shall make Working Capital Loans to Lessee to fund Shortfalls even if Lessee fails to make contributions on a timely basis to the Working Capital Reserve as provided in Section 1.01 of the Shortfall Agreement or otherwise.

                  (b) Without limiting BCC's obligation to fund Shortfalls as herein provided, BCC shall promptly notify Lessor should any proceedings under Title 11 of the United States Code (each a "Bankruptcy


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Proceeding", and the laws applied during such Bankruptcy Proceedings being referred to herein as "Bankruptcy Laws") be instituted by or against either Lessee or any member owing equity interests in Lessee (collectively a "Member"), and, upon request from Lessor, shall immediately fund or otherwise cause to be paid to all creditors of the party subject to the Bankruptcy Proceeding all amounts due such creditors (including with respect to Lessor amounts owed to Lessor in connection with the Lease Obligations, solely those amounts which have accrued through the date of payment). Further, BCC shall use all efforts (within the bounds of applicable law) to cause such Bankruptcy Proceedings to be dismissed as soon as possible.

         3. BCC acknowledges that the covenants and agreements made hereunder by BCC are being made to induce the Lessor to enter into and accept the Lease and enable the Lessee, upon the complete disbursement of the Working Capital Reserve, to fulfill its obligations, including, without limitation, the Lease Obligations. Accordingly, it is expressly intended by BCC that the covenants and agreements by BCC hereunder and in the Shortfall Agreement and the Deposit Pledge Agreement may be relied upon and enforced by the Lessor.

         4. Notwithstanding anything to the contrary set forth herein, BCC's obligation to provide the Working Capital Loans, and advance Shortfalls, to the Lessee shall not commence until such time as the full amount actually deposited by Lessee in the Working Capital Reserve has been depleted.

         5. The obligations of BCC hereunder shall not be affected by the termination, discontinuance, release or modification of any agreement from Lessor or any endorser, surety or guarantor of the Lease Obligations. Notwithstanding anything to the contrary contained herein or in the Lease, so long as BCC is not in breach of any of its obligations hereunder or under the Transaction Documents (including but not limited to a default occurring by reason of the continuance of any Event of Default under the Lease after expiration of the 3 day period referred to in Section 7 of this Agreement), the Lessor hereby covenants and agrees with BCC that the Lessor shall not amend, modify or otherwise alter the Lease or any other document executed in connection therewith (collectively, the "Lease Documents") without BCC's prior written consent, in each instance, which consent, shall not be unreasonably withheld, conditioned or delayed.

         In addition, the Lessor hereby covenants and agrees with BCC that, except in connection with the exercise of any of its rights and/or remedies under the Lease Documents, the Lessor shall not terminate the Lease without the prior written consent of BCC, which consent shall not be unreasonably withheld, conditioned or delayed.

         6. The obligations of BCC hereunder shall not be affected by any change in the beneficial ownership of the Lessee or by reason of any disability of the Lessee. This Agreement shall not be construed as a guaranty or surety agreement, but shall constitute the separate and independent primary obligation of BCC to Lessor. This Agreement shall be in addition to any guaranty or other security for the Lease Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity, release or exoneration of any such guaranty or security. This Agreement shall continue to be effective or be reinstated, as the case may be, if, at any time, any payment of the Lease Obligations is rescinded or must otherwise be returned by the Lessor upon


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the insolvency, bankruptcy or reorganization of the Lessee or otherwise, all as though such payment had not been made.

         7.       (a)      Without limiting BCC's obligation to provide the
Working Capital Loans, upon the occurrence of any default under any of the Lease Documents, BCC shall have the right, but not the obligation, to cure such default within any applicable notice and grace periods (or in the event of no grace period, within 3 days after receipt by BCC of notice of such default. Which notice may be given, at Lessor's option, simultaneously with any notice to Lessee) and, to the extent permitted by law, enter upon the Property, if necessary, for such purpose and take all such actions as BCC may deem necessary or appropriate to remedy such default. The Lessor agrees to give written notice to BCC of any default by Lessee under the Lease or any other Lease Document for which Lessor becomes aware. The Lessor agrees to accept any remedy performed by BCC as if the same had been performed by the Lessee.

                  (b) Lessor acknowledges that BCC has the right to acquire all of the Equity Interests (as defined in the Shortfall Agreement) should Lessee fail to timely make all required deposits into the Working Capital Reserve pursuant to Section 1.01 of the Shortfall Agreement. In the event that Lessee fails to make such deposits into the Working Capital Reserve and BCC exercises its rights under Section 1.01 of the Shortfall Agreement by having BCC, an affiliate of BCC or a designee of BCC purchase all of the Equity Interests, Lessor shall recognize as Lessee under the Lease and other Lease Documents such designee as BCC may designate so long as such designee fully funds the Working Capital Reserve as provide in the Shortfall Agreement and otherwise executes and delivers to Lessor such documents, instruments, affidavits and opinions as Lessor may reasonably request. In such event (but subject to Section 10 of this Agreement), this Agreement and the obligations of the parties hereunder (including without limitation BCC's obligation to fund Shortfalls) shall remain in full force and effect.

         8. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

IF TO BCC:                 Balanced Care Corporation
                           5021 Louise Drive, Suite 200
                           Mechanicsburg, PA  17055
                           Attn:  President

WITH COPIES TO:            Balanced Care Corporation
                           5021 Louise Drive, Suite 200
                           Mechanicsburg, PA  17055
                           Attn:  General Counsel

                           and


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                           Kirkpatrick & Lockhart LLP
                           1500 Oliver Building
                           Pittsburgh, Pennsylvania  15222-2312
                           Attn:  Steven J. Adelkoff, Esq.

IF TO THE LESSOR:          AHP OF [INDIANA], INC.
                           6400 South Fiddler's Green Circle
                           Suite 1800
                           Englewood, Colorado 80111
                           Attention: President and General Counsel

or at such other place as any of the parties hereto may from time to time hereafter designate to the others in writing. Any notice given to BCC or the Lessee by the Lessor at any time shall not imply that such notice or any further or similar notice was or is required.

         9. This Agreement shall be construed, and the rights and obligations of the Lessor and BCC shall be determined, in accordance with the laws of the State of _______________.

         10. This Agreement and BCC's obligations hereunder shall automatically terminate upon the occurrence of both (i) the purchase by BCC or a wholly-owned subsidiary of BCC (a "BCC Affiliate") of all of the issued and outstanding equity of the Lessee or substantially all of the assets of Lessee and (ii) if the outstanding equity of the Lessee or substantially all of the assets of Lessee are purchased by a BCC Affiliate, BCC's execution and delivery to Lessor of its written unconditional guaranty of all Lease Obligations, in form and substance satisfactory to Lessor. Upon receipt by Lessor of (i) a written confirmation from BCC or the BCC Affiliate that the Lease is binding upon the Tenant or is binding upon and has been assumed by the purchaser of the assets of the Lessee and remains in full force and effect and (ii) the guarantee by BCC of the obligations of the BCC Affiliate as hereinabove provided, Lessor shall release the Lessee from any obligations which accrue from and after the effective date of such new lease and the guaranty.

         11. The Lessor covenants and agrees with BCC that (subject to Bankruptcy Laws) the Lessor shall not consent to any assignment of the Lessee's interest under the Lease (except to BCC or a BCC Affiliate) or any transfer of substantially all of the Lessee's assets or any transfer of the issued and outstanding equity of the Lessee without the prior written consent of BCC, which consent BCC may withhold in its sole and absolute discretion. In addition, in the event that, in violation of the terms of this Agreement or the Lease, (A) the Lessee or any Guarantor (as defined in the Lease) attempts to assign its interest in the Lease (or transfer substantially all of its assets), (B) the current holders of the issued and outstanding equity of the Lessee attempt to transfer any such equity or (C) if any of the events described in Section 17.1
(c) or Section 17.1 (d) of the Lease occurs with respect to Lessee or a Guarantor, each of the Lessor and BCC covenant and agree that, subject to applicable law, the Lessor shall terminate the Lease (in accordance with the terms thereof) and Lessor shall enter into a new lease of the Property with BCC (or any of its wholly-owned subsidiaries, provided, that, BCC executes and delivers a guaranty of any such lease, in form and


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substance acceptable to the Lessor), in form and substance acceptable to the
Lessor; provided, however, that any such lease shall be substantially similar to the Lease. In connection with the execution and delivery of any such lease, (X) the Lessor shall, upon receipt of a new lease with BCC or with a BCC Affiliate and the guaranty of the obligations of that subsidiary by BCC as hereinabove provided, release the Lessee from any obligations which accrue from and after the effective date of such new Lease and guaranty, (Y) BCC and its subsidiary shall execute and deliver any additional documents that the Lessor may request, in form and substance similar to the Lease Documents and (Z) BCC shall deliver to the Lessor such evidence as Lessor shall request, in form and substance acceptable to the Lessor, that the new lease and all other documents executed and delivered in connection therewith have been duly authorized, executed and delivered and are enforceable. BCC agrees to pay all of the costs and expenses reasonably incurred by the Lessor (including, without limitation, attorneys' fees and expenses) in connection with the performance of the Lessor's obligations under this Section 11. Without limiting the foregoing, and to remove any doubt, should any of the events described in subsections (a), (b) or (c) of this Section 11 occur, and should the Lessor successfully terminate Lessee's rights under the Lease, BCC hereby agrees (i) to pay all amounts accrued under the Lease Obligations through the date of termination and (ii) either to enter into a direct lease with Lessor or to cause a wholly-owned subsidiary to enter into such lease with Lessor, with BCC providing a guaranty to Lessor of such subsidiary's obligations acceptable to Lessor as provided in this Section.

         12.      (a)      Entire Agreement. This Agreement contains the entire
understanding among the parties hereto with respect to its subject matter and supersedes any prior understandings or agreements between the parties with respect to such subject matter.

                  (b) Amendments. This Agreement may be modified or amended only by a written instrument executed by the Lessor, the Lessee and BCC.

                  (c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single instrument.

                  (e) Future Cooperation. Each party covenants and agrees to take such further action and execute such further documents as may be necessary or appropriate to carry out the intention of this Agreement.


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                  (f)      Successors and Assigns. This Agreement shall be
binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                  (g) Pooling of Facilities. BCC and Lessor intend that no less than five (5) assisted living facilities will be developed pursuant to the Facility Agreement and five (5) Development Agreements and leased pursuant to five (5) Leases to be executed and delivered pursuant thereto. Each Facility to be developed pursuant to the Facility Agreement is referred to herein as a "Project" and are collectively referred to herein as the "Projects". It is further intended that, during the start-up period for each Project, an unaffiliated third party will lease each Project, and that BCC will have an option to acquire all of the equity interests of each lessee pursuant to each Option Agreement executed and delivered in accordance with the Facility Agreement and an option to purchase all of the assets of such lessee pursuant to each Shortfall Funding Agreement delivered pursuant to the Facility Agreement. BCC covenants and agrees, with respect to the exercise of the option to acquire either the equity of such lessees or the assets of such lessees, that (i) upon any such acquisition, BCC shall pay all amounts previously accrued but unpaid with respect to the Lease Obligations, (ii) should such acquisitions be effected with a BCC Affiliate, such that the BCC Affiliate is the lessee under such leases, BCC shall provide to Lessor a guaranty of all obligations of such lessee under such lease in form and substance satisfactory to Lessor and (iii) upon the acquisition of either the equity or the assets of the lessee with respect to three Projects, BCC or a BCC Affiliate shall be obligated to acquire either the assets of such lessees holding all remaining Projects or the equity interests of such lessees holding all remaining Projects within eighteen (18) months after the closing of the acquisition by BCC or a BCC Affiliate of the third Project. The covenants contained in this Section may be enforced by Lessor through an action in specific performance against BCC.

                  (h) Provisions on the Lease after Acquisition by BCC or a BCC Affiliate. Upon the acquisition by BCC or a BCC Affiliate of all of the assets of Lessee or all of the equity interests of Lessee, the Lease shall be deemed to be modified as follows, without further action of any party: (i) Lessor's consent to an assignment of the Lease or a sublet of the Facility shall not be unreasonably withheld, conditioned or delayed so long as the provisions of Subsections (u), (v), (w), (x), (y) and (z) of Section 23.1 of the Lease have been met and (ii) the provisions of Section 25.5 of the Lease shall provide that the options granted in the Lease are personal to BCC or the BCC Affiliate (as the case may be) which has become the "Tenant" under the Lease. Lessor and BCC agree to cause the execution of such further documents and instruments as may be necessary or desirable to effect the provisions of this Section.

                  (i) Mandatory Project Acquisition. In connection with the development of the Projects, the third party lessee for each Project is obligated to contribute to the Collateral Account (as defined in the Deposit Pledge) sufficient capital to fund pre-opening and start up costs for the Projects (the "Working Capital Reserve"), all as more fully described in the Option Agreement (as defined in the Shortfall Agreement). In the event that (i) the Tenant Parents do not contribute to the Lessee of the each Project an aggregate amount per Project of $600,000 into the Collateral Account by April 2, 1998, or (ii) the lessee (which must be a wholly-owned subsidiary of a Guarantor) does not contribute the full amount of Working Capital Reserve into the Collateral Account at such time as Lessor is prepared to close on the acquisition of properties for each Project


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(which obligation shall be determined on a Project by Project basis), then BCC shall be unconditionally obligated to (A) enter into direct leases for all Projects with Lessor on the terms and conditions described in the Lease or (B) cause one or more wholly-owned subsidiaries of BCC to enter into leases for all Projects with Lessor on the terms and conditions described in the Lease (in which event BCC shall provide to Lessor an unconditional guaranty of all obligations of such wholly-owned subsidiaries on terms and conditions satisfactory to Lessor) or (C) cause a third party unaffiliated with BCC to form a holding company, form wholly-owned subsidiaries to act as lessee for each Project and fund into each Collateral Account for each Project sufficient funds as the Working Capital Reserve for each Project, as required pursuant to the Facility Agreement, in which event, this Agreement shall continue in full force and effect, and the obligations of BCC hereunder to fund Working Capital Loans shall not be diminished or altered in any manner, until the events described in
Section 10 above occur.


                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]


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         EXECUTED on the ___ day of _________________, 1998 as a sealed instrument to be effective as of the date first written above.

WITNESS:                                    BCC:

                                            BALANCED CARE CORPORATION, a
                                            Delaware corporation


/s/ Signature Illegible                     By: /s/ Signature Illegible
------------------------------                 ------------------------------
Name:                                           Name:
                                                Title:




WITNESS:                                    LESSOR:

                                            AHP OF INDIANA, INC., an Indiana
                                            corporation



                                            By: /s/ Signature Illegible
------------------------------                 ------------------------------
Name:                                           Name:
                                                Title:


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       Schedule to Exhibit 10.80 filed pursuant to Instruction 2 to Item
                            601(a) of Regulation S-K

                      Working Capital Assurance Agreement

                          Location                    Lessor                             Lessee
                       Jackson, TN             AHP of Tennessee, Inc.        Assisted Care Operators of Jackson, LLC